UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 25, 2011

WaferGen Bio-systems, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-136424	90-0416683
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7400 Paseo Padre Parkway Fremont, CA 94555	94555
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 651-4450

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Purchase Agreement

On May 25, 2011, WaferGen Bio-systems, Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with the investors identified on the signature pages thereto (the “Investors”), including, among others, (a) funds managed by Great Point Partners, LLC (“Great Point”), (b) funds managed by Deerfield Management, (c) a fund managed by Merlin Nexus, (d) Robert Coradini and Joel Kanter (and an affiliated entity), both directors of the Company, and  (e) The Shivji Family Trust, which is affiliated with Alnoor Shivji, the Company’s Chief Executive Officer, President and Chairman of the Board.

In accordance with the terms of the Purchase Agreement, on May 27, 2011, the Company issued to the Investors approximately 2,937,500 shares of Series A-1 convertible preferred stock, par value $0.001 per share, of the Company (“Series A-1 Preferred”), $15.275 million in aggregate principal amount of convertible promissory notes (the “Notes”), convertible at any time into shares of Series A-2 convertible preferred stock, par value $0.001 per share, of the Company (“Series A-2 Preferred” and, together with the Series A-1 Preferred, the “Series A Preferred”), and warrants to purchase up to 56,173,245 shares of common stock, $0.001 par value per share, of the Company (the “Warrants”), in consideration for aggregate cash proceeds to the Company of $30.55 million (the “Financing”).

The Purchase Agreement further provides that, for as long as at least 50% of the shares of Series A Preferred or 50% of the aggregate principal amount of the Notes remain outstanding, the Company and each Investor who is a current member of the Company’s management or board of directors shall use reasonable best efforts to ensure that (including with respect to such Investors, by voting (or consenting with respect thereto) any shares of common stock then owned by them accordingly) one individual, as may be designated by Great Point from time to time, is elected as a member of the board of directors of the Company.

Certificate of Designation

In connection with the Financing, on May 26, 2011, the board of directors of the Company approved, and the Company, on the same date, filed with the Secretary of State of the State of Nevada, a Certificate of Designation of Preferences, Rights and Limitations of Series A-1 and Series A-2 Convertible Preferred Stock (the “Certificate of Designation”), effective as of the same date, establishing the Series A Preferred.  The Certificate of Designation provides for the issuance of up to 4.5 million shares of Series A-1 Preferred and for the issuance of up to 4.5 million shares of Series A-2 Preferred, each of which carry a cumulative dividend rate of 5% per annum of their respective stated values through November 27, 2014, compounding quarterly.  In the case of the Series A-1 Preferred, the stated value is $5.20 per share and, in the case of Series A-2 Preferred, the stated value is $5.70 per share, plus in each case an amount equal to any accrued (whether or not declared) or declared, but unpaid dividends on such shares of Series A Preferred.

So long as any shares of Series A Preferred are outstanding, the Certificate of Designation provides, among other things, that the Company may not at any time declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, or pay or make available monies for a sinking fund for the redemption of, any common stock or other class or series of capital stock of the Company created after the Series A Preferred unless in each case full dividends on all outstanding shares of the Series A Preferred have been paid or (in the case of current dividends) declared and set aside for payment, provided, however, that the foregoing shall not restrict certain permitted repurchases by the Company, as provided in the Certificate of Designation.

With certain exceptions, as described in the Certificate of Designation, the Series A Preferred have no voting rights. However, as long as any shares of Series A Preferred remain outstanding, the Certificate of Designation provides that the Company shall not, without the affirmative vote of holders of not less than 67% of the then outstanding Series A Preferred, (a) alter or change adversely the powers, preferences or rights given to the Series A Preferred or alter or amend the Certificate of Designation, (b) increase the number of authorized shares of Series A Preferred, (c) effect a stock split or reverse stock split of the Series A Preferred or any like event, (d) offer or sell any debt securities of the Company or any preferred stock of the Company (other than shares of Series A Preferred in connection with the conversion of the Notes) or any security convertible into or exercisable for preferred stock of the Company, (e) declare or pay dividends on, or make distributions with respect to, any capital stock of the Company, or (f) enter into any agreement with respect to any of the foregoing.

Each share of Series A Preferred is convertible at any time at the holder’s option into 10 shares of common stock of the Company, subject to adjustment for stock splits, stock dividends, distributions, subdivisions and combinations, provided, however, that the Certificate of Designation further provides that the Company shall not effect any conversion of Series A Preferred, with certain exceptions, to the extent that, after giving effect to an attempted conversion, the holder of Series A Preferred (together with such holder’s affiliates, and any other person whose beneficial ownership of common stock would be aggregated with the holder’s for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable regulations thereunder, including any “group” of which the holder is a member) would beneficially own a number of shares of common stock in excess of 9.985% of the shares of the Company’s common stock then outstanding.

Convertible Promissory Notes

The Notes, which may not be prepaid, mature on November 27, 2014.  The Notes pay interest at the rate of 5% per annum, payable quarterly, provided, however, that at the Company’s election interest on the Notes may be, in lieu of payment, added to the principal sum under the Notes.  The Notes may be converted at any time at the election of a holder into Series A-2 Preferred at a conversion price of $5.70 per share, as adjusted for dividends, subdivisions, combinations and reclassifications of the Company’s Series A-2 Preferred.

The Notes further provide that, upon and at any time following the first Organic Change (as such term is defined in the Note), if any, to occur, the aggregate total number of shares of Series A-2 Preferred into which all or any portion of the principal amount of the Notes may be converted shall be calculated to be the sum of (a) the number of shares of Series A-2 Preferred into which the amount of the principal amount of the Notes then being converted would otherwise be converted (“Base Conversion Shares”) plus (b) a number of additional shares of Series A-2 Preferred as set forth in a formula and table included in the Notes (“Additional Conversion Shares”).

The Notes provide for various events of default, including, among others, defaults in payment of principal or interest, default in the due observance or performance covenants, conditions or agreements pursuant to the terms of the Purchase Agreement, the Registration Rights Agreement, the Notes or the Warrants, breach of any representation, warranty or certification made by or on behalf of the Company in the Purchase Agreement, the Registration Rights Agreement, the Notes or the Warrants or in any certificate or other document delivered pursuant thereto, and bankruptcy events. Additional events of default include, among others, any uncured accelerations of maturity of or defaults on indebtedness or other obligations of the Company, any uninsured damage to or loss, theft or destruction of assets of the Company or any judgment against the Company for the payment of money not covered by insurance, in each case subject to certain exceptions. If an event of default occurs and is continuing, the holders of the Notes may declare the principal of and accrued interest on the Notes to be immediately due and payable.

Warrants to Purchase Common Stock

The Warrants have an exercise price of $0.62 per share (subject to adjustment therein) and may be exercised at a holder’s option at any time on or before May 27, 2016.  The Warrants provide that the Company shall not effect any exercise of a Warrant, and a holder shall not have the right to exercise any portion of a Warrant, to the extent that after giving effect to such issuance after exercise, the holder (together with the holder’s affiliates, and any other person acting as a group together with the holder or any of the holder’s affiliates), would beneficially own in excess of 9.98% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon exercise of the Warrant.

In addition, if any Organic Change (as defined in the Warrants) shall be effected, then the Warrants provide, among other things, that the holders of the Warrants may require the Company to redeem all or any portion of the Warrants not to be otherwise assumed by the surviving entity in such Organic Change.  The Company shall redeem such Warrants at a price payable, (x) in the case of a Cash-Out Organic Change or in the case of a Mixed Organic Change (as such terms are defined in the Warrants) to the extent of the percentage of the cash consideration in such Mixed Organic Change, in cash equal to the value of the Warrants (or such applicable portion thereof being exercised) based on the Black Scholes Option Pricing Model using criteria as set forth on Schedule I to the Warrants (the “Black Scholes Value”), and (y) in the case of a Organic Change not described in the foregoing clause (x) or to the extent of the percentage of the consideration represented by securities of the successor entity in a Mixed Organic Change, in a number of shares of common stock equal to the Black Scholes Value of the portion of the Warrants subject to redemption divided by 95% of the dollar volume-weighted average price of the common stock on the principal securities exchange or other securities market on which the common stock is then being traded on the trading day immediately preceding the date on which the Organic Change is consummated.

Registration Rights Agreement

In connection with the Financing, the Company entered into a registration rights agreement, dated as of May 27, 2011 (the “Registration Rights Agreement”), with the Investors pursuant to which the Company has agreed to provide certain rights to register under the Securities Act of 1933, as amended (the “Securities Act”), the shares of common stock issuable upon conversion of the Series A Preferred or upon exercise of the Warrants.  The Registration Rights Agreement provides, among other things, that the Company will file a registration statement under the Securities Act within 30 business days of the closing of the Financing to register the offering of the shares of common stock issuable upon conversion of the Series A Preferred and the exercise of the Warrants.

The Registration Rights Agreement further provides for certain liquidated damages penalties payable by the Company in the event that: (i) any registration statement is not filed with the Securities and Exchange Commission (the “SEC”) on or prior to the applicable filing deadline, as set forth in the Registration Rights Agreement, (ii) any registration statement is not declared effective by the SEC (or otherwise does not become effective) for any reason on or prior to its applicable effectiveness deadline, as set forth in the Registration Rights Agreement, or (iii) after any registration statement is declared effective, the holders of common stock so registered are not permitted to utilize the prospectus to resell such common stock for any reason (including, without limitation, by reason of a stop order or the Company’s failure to update the registration statement) for more than an aggregate of 30 consecutive trading days or 45 trading days (which need not be consecutive days) during any 12 month period.

Securities Act Exemption

The Series A-1 Preferred, the Notes and the Warrants were offered and sold to “accredited investors” (as defined in Rule 501(a) of Regulation D) pursuant to an exemption from the registration requirements under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

The foregoing summary of the terms of the Purchase Agreement, the Certificate of Designation, the Registration Rights Agreement, the Series A Preferred, the Notes and the Warrants do not purport to be complete and are qualified in their entirety by the Purchase Agreement, the Certificate of Designation, the Registration Rights Agreement, the Letter Agreement, the Notes and the Warrants.  The Certificate of Designation is attached hereto as Exhibit 3.1, the Purchase Agreement is attached hereto as Exhibit 10.1, the Registration Rights Agreement is attached hereto as 10.2,  the form of Note is attached hereto as Exhibit 10.3 and the form of the Warrants is attached hereto as Exhibit 10.4, and all of such Exhibits are incorporated herein by reference.

Item 1.02.  Termination of a Material Definitive Agreement.

On May 27, 2011, the Company repaid all amounts owing under its loan and security agreement (the “Loan Agreement”), dated December 7, 2010, by and among Oxford Finance LLC (as successor in interest to Oxford Finance Corporation, “Oxford”), the Company and the Company’s wholly owned subsidiary, WaferGen, Inc.  Following payment of such amounts, the Loan Agreement was immediately terminated.

Item 2.03. Creation of a Direct Financial Obligation for an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 is hereby incorporated by reference to this Item 2.03.

Item 3.02. Unregistered Sales of Securities.

The information provided in Item 1.01 is hereby incorporated by reference to this Item 3.02.

Item 3.03. Material Modification to Rights of Security Holders.

The information provided in Item 1.01 is hereby incorporated by reference to this Item 3.03.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information provided in Item 1.01 is hereby incorporated by reference to this Item 5.03.

On May 26, 2011, the board of directors of the Company approved a First Amendment to Bylaws of the Company, effective as of the same date.  The First Amendment to Bylaws provides that the provisions of Nevada Revised Statutes 78.378 to 78.3793 shall not apply to the Company.  The foregoing summary of the First Amendment to Bylaws is qualified in its entirety by the First Amendment to Bylaws attached hereto as Exhibit 3.2, which is incorporated herein by reference.

Item 8.01 Other Events.

On May 25, 2011, the Company issued a press release announcing the execution of the Purchase Agreement in connection with the Financing.  On May 31, 2011, the Company issued a subsequent press release regarding the completion of the Financing.  Copies of the initial and subsequent press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, which are being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section.  The information in Exhibit 99.1 and Exhibit 99.2 shall not be incorporated by reference into any filing under the Exchange Act or the Securities Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation

3.2	First Amendment to Bylaws

10.1	Purchase Agreement, dated as of May 25, 2011, by and among WaferGen Bio-systems, Inc. and the investors signatory thereto

10.2	Registration Rights Agreement, dated as of May 27, 2011, by and among WaferGen Bio-systems, Inc. and the purchasers signatory thereto

10.3	Form of Note

10.4	Form of Warrant

99.1	Press release issued on May 25, 2011

99.2	Press release issued May 31, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WaferGen Bio-systems, Inc.

Date: June 1, 2011	By:	/s/ Don Huffman
Don Huffman
Chief Financial Officer